UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. __)

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FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2014 ANNUAL MEETING OF STOCKHOLDERS

NOTICE IS HEREBY GIVEN that Fusion Telecommunications International, Inc. (“Fusion,” the “Company,” “we,” “us,” “our” and words of similar import) will hold its 2014 Annual Meeting of Stockholders (the "Meeting") on November 21, 2014, commencing at 3:00 p.m., local New York City time. The Meeting will be held at the Company's principal office at 420 Lexington Avenue, Suite 1718, New York, New York, 10170. We request that you attend the Meeting in person or by proxy. The Meeting is called for the purpose of considering and acting upon the following matters:

 (a) the election of nine Director nominees to hold office until our 2015 Annual Meeting of Stockholders;

 (b) the ratification of the engagement of EisnerAmper LLP (“EisnerAmper ”) to serve as our independent registered public accounting firm for the year ending December 31, 2014;

 (c) a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 50,000,000; and

 (d) at the discretion of the proxy holders, such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Our Board of Directors (the “Board”) fixed the close of business on September 22, 2014 as the record date (the “Record Date”) for the determination of which of our stockholders are entitled to receive the Notice of 2014 Annual Meeting of Stockholders (the "Notice") and to vote at the Meeting, in person or by proxy. Stockholders as of the Record Date (“Stockholders of Record”) and beneficial owners of shares held in “street name” (“Beneficial Owners” and together with Stockholders of Record collectively referred to as the “Stockholders”) entitled to vote at the Meeting were first mailed printed copies of the Notice, Proxy Statement, Proxy cards, Annual Report on Form 10-K, as amended, for the fiscal year ended December 31, 2013 and Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2014 (collectively, the “Proxy Materials”) on or about October __, 2014. The Proxy Materials may also be accessed on the Internet at http://www.proxyvote.com. The Proxy Materials are designed to answer your questions, fully describe the business to be transacted at the Meeting, and provide you important details regarding our Board of Directors and Executive Officers.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, IT IS IMPORTANT THAT YOU CAST YOUR VOTE, IN PERSON OR BY PROXY.

THE BOARD RECOMMENDS A VOTE “FOR” PROPOSALS 1, 2 and 3.

You can vote your shares by completing, signing, dating and returning your completed proxy card, or voting by telephone, or over the Internet. To vote by telephone or Internet, follow the instructions included in the proxy card and Vote Instruction Form. Your proxy is revocable and you can revoke your proxy at any time prior to its exercise at the Meeting by following the instructions in the Proxy Statement. For a period of ten days prior to the Meeting, a complete list of Stockholders entitled to vote at the Meeting shall be open to examination by any Stockholder with a valid corporate purpose at the Company’s principal executive office.

By Order of the Board

/s/ PHILIP D. TURITS
Philip D. Turits, Secretary and Treasurer

New York, New York
October,__2014

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

PROXY STATEMENT FOR 2014 ANNUAL MEETING OF STOCKHOLDERS

QUESTIONS AND ANSWERS

Following are some commonly asked questions raised by our Stockholders and answers to each of those questions.

Why did I receive these proxy materials?

On or before October __, 2014, we coordinated the mailing of the Proxy Materials in connection with the solicitation of proxies by the Board for the Meeting, which will be held on November 21, 2014.  If, at the time you cast your vote, you elect to receive future Proxy Materials by e-mail, you will save us the cost of printing and mailing the documents to you in the future. If you choose to receive future Proxy Materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the appropriate proxy voting site, depending upon whether you are a “Stockholder of Record” or a “Beneficial Owner” of shares held in street name. Your election to receive Proxy Materials by email will remain in effect until you terminate it.

Proxies are solicited to give all Stockholders at the close of business on the Record Date an opportunity to receive notice of and to vote on matters that come before the Meeting.

What may I vote on at the 2014 Annual Meeting of Stockholders?

At the Meeting, Stockholders will consider and vote upon the following matters:

 (a) the election of nine Director nominees to hold office until our 2015 Annual Meeting of Stockholders;

 (b) the ratification of the engagement of EisnerAmper to serve as our independent registered public accounting firm for the year ending December 31, 2014;

 (c) a proposal to amend our certificate of incorporation to increase the number of authorized shares of our common stock to 50,000,000; and

 (d) at the discretion of the proxy holders, such other business as may properly come before the Meeting or any adjournment or postponement thereof.

Who is entitled to vote?

Stockholders as of the Record Date are entitled to vote on matters that come before the Meeting. Shares can be voted only if the Stockholder is present at the Meeting in person or represented by proxy.  As described below, the voting procedures may be different for Stockholders of Record and Beneficial Owners.

 How many votes do I have?

Each share of common stock that you own as of the Record Date entitles you to one vote.  Each share of our Series B-2 preferred stock that you have the right to convert into our common stock as of the Record Date entitles you to 200 votes.  Our common shares and Series B-2 preferred shares are sometimes hereinafter collectively referred to as the “Voting Shares”.

On the Record Date (a) the 6,414,895 issued and outstanding shares of our common stock are entitled to vote an aggregate of 6,414,895 shares of common stock, and (b) the 21,823 issued and outstanding shares of our Series B-2 preferred stock are entitled to vote an aggregate of 3,668,226 shares.  The combined issued and outstanding shares of our common stock and Series B-2 preferred stock are entitled to vote an aggregate of 10,083,121 shares of common stock at the Meeting.

Why is the number of shares shown on the proxy card I received different from the number of shares in my records?

The number of common shares shown on your proxy card may be different from the number of such shares shown in your records because the number of shares shown on your proxy card, as well as all of the per share information in this Proxy Statement, gives effect to a 1:50 reverse split of our common stock that occurred on May 13, 2014.

What is the difference between holding shares as a Stockholder of Record compared to owning shares as a Beneficial Owner in "street name?"

If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer and Trust Company, you are considered the Stockholder of Record with respect to those shares.  If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization (each an “Organization”), then you are considered the Beneficial Owner of those shares.

How do I vote?

To cast your vote, please follow the instructions provided in the Proxy Materials.  You may cast your vote over the Internet, by telephone or by mail, depending on whether your shares are held as a Stockholder of Record or as a Beneficial Owner.

If you are a Stockholder of Record, you may vote by executing and returning your proxy card. However, in the interest of time, you are encouraged to vote over the Internet or by telephone using the instructions provided with the Proxy Materials. If you vote over the Internet or telephone you will need to provide your assigned Control Number, which can be found on your proxy card, before casting your vote.

If you are a Beneficial Owner, you should vote according to the instructions provided in the Voter Instruction Form provided to you by your Organization.  If you vote over the Internet or telephone, you will need to provide the assigned Control Number, which can be found on the Voter Instruction Form.

What happens if I do not give specific voting instructions?

If you are a Stockholder of Record and you:

●	indicate when voting that you wish to vote as recommended by the Board; or

●	if you sign and return a proxy card without giving specific voting instructions,

then the proxy holders will vote your shares in the manner recommended by the Board on all matters presented in the Proxy Materials and as the proxy holders may determine in their discretion with respect to any other matters properly presented for a vote at the Meeting or at an adjournment or postponement thereof.

If you are a Beneficial Owner and do not provide your Organization with specific voting instructions, under the rules of various national and regional securities exchanges, your Organization may be entitled to vote on certain matters depending on whether the matters are considered "routine matters." If you do not provide specific voting instructions, your Organization is not entitled to vote on "non-routine" matters.  If you are a Beneficial Owner, we encourage you to provide voting instructions to your Organization by carefully following the instructions provided in the Voting Instruction Form for each matter.

Can I change my vote?

Once you cast your vote over the Internet or by telephone, you may change your vote as many times as you want prior to the closing of the polls. The last vote that is cast by you prior to closing of the polls will be the vote that is counted for tabulation, if voting by proxy.

If you are a Stockholder of Record, you may revoke your Proxy and recast your vote in person at the Meeting by executing a new proxy card before the final vote count at the Meeting. Your attendance at the Meeting will not automatically revoke your proxy.  Instead, you must specifically request in writing at the Meeting that your prior Proxy be revoked.

If you are a Beneficial Owner and you wish to either vote or recast your vote in person at the Meeting, you will need to obtain a valid proxy card from your Organization before voting at the Meeting. If you do not obtain a valid proxy, you will not be entitled to vote your shares in person at the Meeting, but you can still attend the Meeting if you bring a recent bank or brokerage statement showing that you were the Beneficial Owner of our shares on the Record Date.

What does it mean if I get more than one proxy card?

Should you receive more than one proxy card, it may be due to the fact that your shares are either registered differently and/or held in more than one account, such as individually and also jointly with your partner. To assist us in saving money and to serve you more efficiently, we encourage you to have all of your accounts registered in the same name and address by contacting our transfer agent, Continental Stock Transfer & Trust Company, 17 Battery Place, New York, NY 10004, telephone (212) 509–4000 ext. 541, or by e-mail to cstmail@continentalstock.com, or, if your shares are held by your Organization in street name, by contacting your Organization to ensure that your shares are reflected in the same name and address.

Why would I have received only one set of Proxy Materials although there are multiple Stockholders at my address?

When Proxy Materials are mailed to our Stockholders, if one address is shared by two or more Stockholders, we send only one set of Proxy Materials to that address, unless we receive instructions to the contrary from any Stockholder registered at that address. This practice, known as "householding," is used to reduce our printing and postage costs. If you reside at such an address and you wish to receive a separate set of Proxy Materials in the future, you may request such a change by send us an e-mail at proxymaterial@fusionconnect.com. If you are a Beneficial Owner, you must request or cancel "householding" by contacting your Organization directly.

What constitutes a Quorum?

The presence of a majority of the voting power at the Meeting, regardless of whether the proxy holder has authority to vote on all matters, constitutes a quorum, which is required in order for us to hold the Meeting and conduct business. Presence at the Meeting may be in person or by proxy. You will be considered part of the quorum if you have voted over the Internet or by telephone as instructed on your proxy card and/or the Voting Instruction Form, or if you are present and vote at the Meeting. You may also submit a written proxy card or Voting Instruction Form by mail.

Abstentions and “broker non-votes” (see “What are Broker Non-Votes?” below) are counted as present and entitled to vote for determining whether a quorum is present.  If a Broker does not receive voting instructions from a Beneficial Owner, but the matter is considered a “routine” matter under applicable rules of the New York Stock Exchange (“NYSE”), the shares owned by such Beneficial Owner will be treated as present and entitled to vote with respect to that matter, and the Broker may vote such shares in its discretion. If a Broker does not receive voting instructions from a Beneficial Owner, and the matter is considered a “non-routine” matter, the shares owned by such Beneficial Owner will be treated as not present and not entitled to vote with respect to that matter, even though those shares may be considered present for quorum purposes and may be entitled to be voted on other matters.

What is required to approve each proposal?

Proposal 1 — Election of Directors

A plurality of votes cast by Stockholders present at the Meeting, in person or represented by proxy, will determine the Directors elected at the Meeting. A plurality does not require that a specific percentage of votes be received, but rather, results in the election of those Directors who receive the most votes.

Only votes cast “FOR” or “WITHHELD” regarding a Director nominee will be counted. The election of directors is considered a “non-routine” matter under NYSE Rule 452, and accordingly, an Organization may not vote on Proposal 1 in its discretion if the Beneficial Owner has not returned voting instructions within the required time period. However, since Directors are elected by a plurality of the votes cast, assuming that a quorum is present at the Meeting, abstentions and “broker non-votes” will have no impact on the outcome of Proposal 1.

Proposal 2 — Ratification of Appointment of Independent Registered Public Accountants

The affirmative vote by holders of a majority of shares present at the Meeting, in person or represented by proxy, and entitled to vote on the matter is required for approval of Proposal 2.  Proposal 2 is considered a “routine” matter under NYSE Rule 452, and therefore, an Organization may vote on Proposal 2 in its discretion, even if the Beneficial Owner that it represents has not returned voting instructions within the required time period. Abstentions and “broker non-votes” will have the effect of a vote “AGAINST” Proposal 2.

Proposal 3 — Amendment to the Certificate of Incorporation to Increase in the Number of Authorized Shares of Common Stock of the Company to 50,000,000

The affirmative vote by (a) holders of a majority of our outstanding common shares, voting as a group, and (b) holders of a majority of our outstanding common shares and Series B-2 preferred shares, voting as a group, is required for approval of Proposal 3. Proposal 3 is considered a “routine” matter under NYSE Rule 452, and, therefore, an Organization may vote on Proposal 3 in its discretion, even if the Beneficial Owner that it represents has not returned voting instructions within the required time period. Abstentions and “broker non-votes” will have the effect of a vote “AGAINST” Proposal 3.

Other Matters

The Board does not know of any other matter to be brought before the Meeting. Approval of any unscheduled matter, such as a matter incident to the conduct of the Meeting, would require the affirmative vote of a majority of our outstanding Voting Shares present at the Meeting, in person or represented by Proxy, and entitled to vote on the proposal.

What are “broker non-votes?”

Broker non-votes occur when an Organization, such as a bank and broker holding shares in “street name,” does not receive voting instructions from the Beneficial Owner of such shares at least ten days before the Meeting. If that happens, the Organization may vote those shares, in its discretion, if the matter to be voted upon is considered “routine” under NYSE Rule 452. Such “routine” matters include the ratification of our independent registered public accountants (Proposal 2) and the proposed amendment to our certificate of incorporation (Proposal 3). The election of Directors (Proposal 1) is not considered a “routine” matter.   An Organization cannot vote on “non-routine” matters unless it timely receives voting instructions from the Beneficial Owner, in the absence of which, a “broker non-vote” occurs. The effect of broker non-votes on each of the proposals to be considered at the Meeting is described above. When the vote is tabulated for any particular matter, “broker non-votes” will be counted for purposes of determining whether a quorum is present, but will not otherwise be counted. If you hold your shares through an Organization, we encourage you to provide voting instructions in accordance with the instructions provided to you.

What are the Board’s recommendations on the Proposals?

The Board recommends a vote:

●	“FOR” all nine Director nominees under Proposal 1; and
●	“FOR” Proposals 2 and 3.

How can I attend the Meeting?

You are entitled to attend the Meeting only if you were a Stockholder as of the Record Date, or if you hold a valid proxy for the Meeting. In addition, if you are a Stockholder of Record, your name will be verified against the list of registered Stockholders on the Record Date prior to your being admitted to the Meeting. If you are a Beneficial Owner of shares, you will be required to provide proof of Beneficial Ownership on the Record Date, such as a recent account statement or a copy of the voting instructions card provided to you by your Organization or nominee. The meeting will begin at 3:00 p.m. New York City time.

 How will proxies be solicited and who is paying for these Proxy Materials?

The cost of soliciting proxies is borne by us. These costs include, but are not limited to, preparing, assembling, printing and mailing the Proxy Materials to all Stockholders, reimbursements paid to brokerage firms and other third parties for their reasonable out-of-pocket expenses for forwarding the Proxy Materials to our Stockholders, and costs incurred by Organizations in obtaining voting instructions from Beneficial Owners. We have not retained a proxy solicitor in conjunction with the Meeting, but we reserve the right to do so if it is determined necessary. In addition to soliciting proxies by mail, our Board, certain of our senior officers and certain of our other employees may solicit proxies on our behalf, without additional compensation, by mail, email, telephone or in person. We may also arrange with Organizations to forward solicitation materials to the Beneficial Owners and we may reimburse such Organizations for their out-of-pocket expenses incurred in connection therewith.

Where can I find voting results of the Meeting?

We intend to announce preliminary voting results at the Meeting and we will publish final results in a Current Report on Form 8-K within four business days after the date of the Meeting.

What is the deadline for submitting proposals for next year’s annual meeting or to nominate individuals to serve as Directors?

Stockholder Proposals:  As of the date of this Proxy Statement, we had not received notice of any Stockholder Proposals for the Meeting and proposals received subsequent to such date will be considered untimely. For a Stockholder proposal to be considered for inclusion in the Proxy Statement for our 2015 Annual Meeting of Stockholders, the Secretary must receive the written proposal at our principal executive offices no later than the deadline stated below.  Such proposals must comply with SEC regulations under Rule 14a-8 regarding the inclusion of Stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Proposal
420 Lexington Avenue, Suite 1718
New York, New York 10170

Under Rule 14a-8, in order to be timely a Stockholder’s proposal must be received at our principal executive offices not less than 120 calendar days before the date of our Proxy Materials’ release to Stockholders in connection with the previous year’s Annual Meeting. However, if we did not hold an Annual Meeting in the previous year or if the date of this year’s Annual Meeting has been changed by more than 30 days from the date of the previous year’s annual meeting, then the deadline is a reasonable time before we begin to print and send out our Proxy Materials. Therefore, Stockholder proposals intended to be presented at our 2015 Annual Meeting must be received by us at our principal executive offices not later than May 31, 2015 in order to be eligible for inclusion in our proxy statement and proxy for that meeting. Upon receipt of any proposal, we will determine whether to include such proposal in accordance with applicable regulations.

Who Can Help Answer Your Questions?

If you have a question about this Proxy Statement, you may address that question to our Corporate Secretary at the above address, or may call him at 212–201–2407.

CORPORATE GOVERNANCE

Board of Directors

The Board oversees our business affairs and monitors the performance of management.  In accordance with our corporate governance principles, the Board of Directors does not involve itself in day-to-day operations.  The Directors keep themselves informed through discussions with the Chief Executive Officer and our other Executive Officers and by reading the reports and other materials that we send them and by participating in Board of Directors and committee meetings. If any Director resigns, dies or is otherwise unable to serve out his or her term, or if the Board increases the number of Directors, the Board may fill any vacancy by a vote of a majority of the Directors then in office. A Director elected to fill a vacancy shall serve for the unexpired term of his or her predecessor. Vacancies occurring by reason of the removal of Directors without cause may only be filled by vote of the Stockholders.

Our By-laws provide that the Board shall consist of not less than one Director and that a Director’s term extends from the date of his or her election until our next Annual Meeting of Stockholders. Through Board action, the number of Directors of the Company has been set as no less than seven and no more than seventeen.  The Board currently consists of nine members.

The Board has proposed a slate of nine nominees for election to the Board. At the Meeting, nine Directors will be elected to hold office for a term of one year or until their respective successors are elected and qualified at our 2015 Annual Meeting of Stockholders or otherwise. Biographical information concerning these Director nominees is provided elsewhere in this Proxy Statement.

Board of Directors Meetings and Attendance

During 2013, thirteen meetings of the Board were held, eleven  of which were telephonic.  All incumbent Directors attended at least 75% of the total meetings of the Board and at least 75% of the total meetings of the Committees on which they served.

Annual Meeting Attendance

We do not require Board members to attend the Annual Meeting of Stockholders. Three incumbent Directors attended our 2013 Annual Meeting of Stockholders.

Shareholder Communications with Directors

The Board recommends that communications with the Board be initiated in writing and addressed as follows:

Fusion Telecommunications International, Inc.
Attention: Corporate Secretary- Shareholder Communications
420 Lexington Avenue, Suite 1718
New York, New York 10170

This centralized process will assist the Board in reviewing and responding to Stockholder communications in an appropriate manner. The name of any specific intended Board recipient should be noted in the communication. The Board has instructed our Corporate Secretary to forward such correspondence only to the intended recipients; however, the Board has also instructed our Secretary, prior to forwarding any correspondence, to review such correspondence and, in his or her discretion, not to forward certain items if they are deemed of a commercial or frivolous nature or otherwise inappropriate for the Board's consideration. In such cases, some of that correspondence may be forwarded elsewhere within the Company for review and possible response.

Code of Ethics

Since 2004, we have had a Corporate Code of Ethics, the current version of which applies to all members of our Board, the Chief Executive Officer, each other principal executive officer, the Chief Financial Officer and Corporate Controller.  To receive a copy of our Code of Ethics, a Stockholder may write to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or may contact our Corporate Secretary’s office at (212) 201-2407.  A copy of our Code of Ethics is also posted on our website (www.fusionconnect.com). Disclosure of amendments to, or waivers of, provisions of the Code of Ethics will be publicly disclosed in accordance with applicable rules and regulations, and will be made available upon request in the manner indicated above.

BOARD COMMITTEES

The Board has established a Compensation and Nominating Committee (the “Compensation Committee”), a Strategic and Investment Banking Committee (the “Strategic Committee”) and an Audit Committee (the “Audit Committee” and together with the Compensation Committee and the Strategic Committee, hereinafter referred to as the “Committees”) to devote attention to specific subjects and to assist the Board in the discharge of its responsibilities. The functions of the Committees and their current members are set forth below:

Compensation and Nominating Committee

The primary functions of our Compensation Committee are to:

●	evaluate and assess the performance of the CEO on an annual basis;
●	determine and approve base salaries, annual incentive awards (equity and/or cash) and long-term incentive awards for the CEO and, in consultation with the CEO, for other executive officers;
●	establish performance objectives for executive officers under our incentive compensation plans with particular consideration to appropriate levels of risk-taking incentives;
●	review and approve employment agreements, severance agreements, change in control agreements and similar arrangements;
●
retain compensation consultants to be used to assist in the evaluation of the compensation of the CEO and other executive officers and obtain advice and assistance from internal and outside legal, accounting or other advisors;

●	review and recommend to the Board the nominees for election as Directors and assist the Board in identifying and attracting qualified candidates;
●	periodically review and assess the adequacy and levels of Director compensation; and
●	periodically review succession plans for key executive officer positions.

During 2013, the members of our Compensation Committee were Michael J. Del Giudice – Chairman, Paul C. O'Brien and Larry Blum, each of whom was a non-employee member of our Board. The Board has determined that each of these Directors is independent within the meaning of Rule 5605(a)(2) of the Nasdaq Stock Market. The charter of our Compensation Committee is posted on our website (www.fusionconnect.com), and a copy of that charter can be obtained by contacting our Corporate Secretary at the address provided above for communications with Directors. The information on our website is neither incorporated by reference nor otherwise made a part of this Proxy Statement. The Compensation Committee held three meetings during 2013.

Stockholder Nomination of Directors

The Compensation Committee currently does not have a formal procedure with regard to the consideration of candidates recommended by our Stockholders. The Board believes that such a procedure may make sense and intends to investigate various procedural options.

Director Qualifications

The Compensation Committee used the following procedures and guidelines contained in its charter to evaluate and recommend the nominees for Director included in this Proxy Statement:

1. Recommend to the Board and aid in identifying and attracting qualified candidates to stand for election as Directors.

2. Periodically evaluate the desirability of and recommend to the Board any changes in the size and composition of the Board.

3. Select and evaluate Directors in accordance with the general and specific criteria set forth below:

a. General Criteria: Director selection should include a sufficient number of independent Directors to satisfy the existing SEC and exchange requirements, and such independent Directors should have the appropriate skills, experience and other characteristics to fill all Board committee positions required to be filled by independent Directors.

b. Specific Criteria: In addition to the general criteria, the Compensation Committee shall develop and periodically evaluate and modify as appropriate a set of specific criteria outlining the skills, experience, particular areas of expertise, specific backgrounds and other characteristics that should be represented on the Board to enhance the effectiveness of the Board and Committees, taking into account any particular needs of the Company based on its business, size, strategic objectives, customers and other characteristics.

4. Evaluate each new Director candidate and each incumbent Director before recommending that the Board nominate or re-nominate such individual for election or reelection as a Director based on the extent to which such individual meets the general and specific criteria above.

5. Diligently seek to identify potential candidates who will strengthen the Board, by establishing procedures for soliciting and reviewing potential nominees from Directors and Stockholders.

6. Submit to the Board the candidates for Director to be recommended by the Board for election at each annual meeting of Stockholders and to be added to the Board at any other time due to Board expansions, Director resignations, retirements or otherwise.

Audit Committee

Our Audit Committee’s primary function is to assist the Board in fulfilling its over sight responsibilities by reviewing the integrity of our financial statements, our internal control systems, our auditing, accounting and financial reporting processes (including those associated with the Sarbanes-Oxley Act of 2002 and the qualification and independence of our independent accountants.  The Audit Committee’s primary duties are to:

●	serve as an independent and objective party to monitor our quarterly and annual financial reporting process and the adequacy of our internal control systems;
●	review and appraise the audit efforts of our independent accountants; and
●	provide an open avenue of communication among the independent accountants, financial and senior management and the Board

To fulfill its responsibilities and duties, the Audit Committee performs the following activities:

●
review and discuss with management and the independent accountants our annual audited financial statements and any reports or other financial information submitted to any governmental body or to the public;

●
review with management and the independent accountants the Company’s quarterly financial statements prior to the filing of the Company’s Quarterly Reports on Form 10-Q or prior to release of earnings for the quarter;

●	review and approve any related-party transactions;
●	appoint and replace the independent accountants and approve the professional fees to be paid to the independent accountants, including the range of audit and non-audit fees;
●	review with the independent auditors all critical accounting policies and practices being used by the Company;
●
ensure the independence of the independent accountants by preapproving all auditing and non-audit services to be performed for the Company, ensure the rotation of audit partners as required by law, and discussing with the independent accountant’s the matters required to be discussed by applicable auditing standards;

●	review any significant disagreements among management and the independent accountants in connection with the preparation of the Company’s financial statements; and
●
establish procedures relating to the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters; and

●	establish, review and update periodically our Code of Ethics to ensure that management has established a system to monitor and enforce our Code of Ethics.

The members of our Audit Committee in 2013 were Paul C. O'Brien – Chairman, Michael Del Giudice and Larry Blum, each of whom was a non-employee member of the Board.  Michael Del Giudice is our Audit Committee Financial Expert within the meaning of SEC rules. Our Board has also determined that each of the directors serving on our Audit Committee is independent within the meaning of the Rule 5605(a)(2) of the Nasdaq Stock Market. The Audit Committee charter is posted on our website (www.fusionconnect.com), and a copy of the charter can also be obtained by contacting our Corporate Secretary. The information on our website is neither incorporated by reference nor otherwise made a part of this Proxy Statement. The Audit Committee held four meetings in 2013.

Audit Committee Report

With respect to the year ended December 31, 2013, in addition to its other work, the Audit Committee:

●
Reviewed and discussed with management and Rothstein Kass, our then independent registered public accounting firm, our audited consolidated financial statements as of December 31, 2013 and the year then ended;

●
Discussed with Rothstein Kass the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as amended, with respect to its review of the findings of the independent registered public accounting firm during its examination of our financial statements; and

●
Received from Rothstein Kass written affirmation of its independence as required by the Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.” In addition, the Audit Committee discussed with Rothstein Kass its independence and determined that the provision of non-audit services was compatible with maintaining auditor independence.

Based on the review and discussion summarized above, the Audit Committee recommended that the Board include the audited consolidated financial statements in its 2013 Annual Report on Form 10-K for filing with the SEC.

Submitted by: /s/ Paul C. O’Brien, Chairman /s/ Michael Del Giudice /s/ Larry Blum

Strategic and Investment Banking Committee

The members of our Strategic Committee are Marvin S. Rosen – Chairman, E. Alan Brumberger, Michael Del Giudice and Philip D. Turits. Our Strategic Committee evaluates and recommends investment strategies with investment banks and brokerage houses and assists in the evaluation of potential mergers and acquisitions. There currently is no written charter for the Strategic Committee. The Strategic Committee acts at the direction of the Board. The Strategic Committee held no meetings during 2013.

Board Role in Risk Oversight

Our Board has the overall responsibility for risk oversight, with a particular focus on those areas of risk that might have the most significant impact on the Company. These risk oversight responsibilities are primarily discharged through the Board’s Audit Committee and Compensation Committee. The roles of these committees in risk evaluation are as follows:

Audit Committee. The Audit Committee oversees the risk management policies and practices related to the financial reporting process and to our published financial statements. In addition, the Audit Committee from time to time reviews those risk management policies and practices with executive management and the Company’s auditors, to insure full compliance and the minimization of finance-related risks.

Compensation Committee. The Compensation Committee oversees the risk management policies and practices related to compensation and compensation-related risks, as well as possible risks related to succession planning. This oversight responsibility specifically includes working with executive management in relation to employee compensation policies, practices and programs.

Our executive officers direct the day-to-day implementation and monitoring of the management policies and practices established by the Board and its Committees.  As part of its periodic meetings with executive management, the Board reviews the Company’s risk management policies and practices.

Director Compensation

Our Directors do not receive cash compensation for their services on the Board or Committees. However, they are reimbursed for out-of-pocket expenses incurred in attending Board and Committee meetings.  In addition, we annually grant Directors stock options for their services, the amount of which is determined by the Compensation Committee.

The following table provides information relating to compensation paid to the Directors for the 2013 fiscal year.

Name	Fees Earned Or Paid In Cash (S)	Stock Awards ($)	Option Awards (1) ($)	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation (2) ($)	Total ($)
Marvin S. Rosen	$-	$-	$1,515	$-	$-	$-	$1,515
Matthew Rosen	$-	$-	$56,331	$-	$-	$-	$56,331
E. Alan Brumberger	$-	$-	$1,981	$-	$-	$-	$1,981
Michael J. Del Giudice	$-	$-	$1,981	$-	$-	$-	$1,981
Jack Rosen	$-	$-	$1,959	$-	$-	$-	$1,959
Paul C. O'Brien	$-	$-	$1,981	$-	$-	$-	$1,981
Philip D. Turits	$-	$-	$1,515	$-	$-	$-	$1,515
William Rubin	$-	$-	$1,959	$-	$-	$-	$1,959
Larry Blum	$-	$-	$1,981	$-	$-	$-	$1,981

(1)
This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal year ended December 31, 2013, for option awards pursuant to our 2009 Stock Option Plan.  The value attributable to option awards is computed in accordance with FASB ASC Topic 718, and the assumptions made in the valuations of the option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to our financial statements for the year ended December 31, 2013, that appear in our Annual Report on Form 10-K for 2013.

(2)	The table does not include amounts reimbursed to Directors for expenses incurred in attending Board meetings.

EXECUTIVE OFFICERS

Set forth below is a brief description of the present and past business experience of each of our executive officers.

Matthew D. Rosen, Age 42, Chief Executive Officer and Director

Mr. Rosen has served as a Director since May 2005 and has been our Chief Executive Officer since March 2006. He served as our President from March 2006 until March 2008, as our Chief Operating Officer from August 2003 to March 2006, as our Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as our Executive Vice President and President of Global Operations from November 2000 to January 2002 and as our President of US Operations from March 2000 to November 2000.

Philip D. Turits, Age 81, Secretary, Treasurer, and Director

Mr. Turits co-founded the Company in 1997 and has served as a Director since September 1997, as our Secretary since October 1997, as our Treasurer since March 1998 and Vice Chairman of the Board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Gordon Hutchins, Jr., Age 65, President, Chief Operating Officer, and Acting Chief Financial Officer

Mr. Hutchins has served as our President and Chief Operating Officer since March 2008 and as Acting Chief Financial Officer since January 15, 2010. Mr. Hutchins served as our Executive Vice President from December 2005 to March 2008. Prior to joining us, Mr. Hutchins served as President and Chief Executive Officer of SwissFone, Inc., a telecommunications carrier.  Prior to joining SwissFone, Mr. Hutchins served as President and Chief Executive Officer of STAR Telecommunications, Inc., an international telecommunications carrier.   Mr. Hutchins has also served as President and CEO of GH Associates, Inc., a management-consulting firm that he founded.    During his early career, Mr. Hutchins served as President and CEO of LDX NET, Inc., a fiber optic network company, and held positions with MCI, McDonnell Douglas Corporation, and AT&T.

Jonathan Kaufman, Age 55, President, Business Services

Mr. Kaufman has served as our President, Business Services, since October 2012, a position he assumed when we acquired his Cloud voice company, Network Billing Systems, LLC, a company he founded in 1998.  From its founding until its sale in 2012, Mr. Kaufman served as Chief Executive Officer of Network Billing Systems.  Prior to founding Network Billing Systems, Mr. Kaufman served as chief executive officer of Target Telecom Inc., a telecommunications service company that he founded in 1984 and sold to WorldCom in 1996.

Jan Sarro, Age 60, Executive Vice President – Marketing and Business Development

Ms. Sarro has served as our Executive Vice President of Marketing and Business Development since November 2012.  Prior to assuming that role, Ms. Sarro served as our Executive Vice President – Corporate Services from March 2008 to October 2012, as our Executive Vice President, Carrier Services from April 2005 to March 2008, and as our Vice President of Sales and Marketing from March 2002 to April 2005. Prior to joining the Company, Ms. Sarro served as President of the Americas for Viatel, Inc., a global, facilities-based communications carrier. Ms. Sarro has over 20 years of experience in the telecommunications business.  Ms. Sarro has also held senior executive marketing and sales management positions at Argo Communications, FTC Communications, TRT Communications and WorldCom.

James P. Prenetta, Jr., Age 52, Executive Vice President and General Counsel

Mr. Prenetta has served as our Executive Vice President and General Counsel since June 2014 and has served as General Counsel and Corporate Secretary for Hibernia NGS Limited and its various subsidiaries since September 2009.   Prior to joining Hibernia Networks, Mr. Prenetta served as Senior Vice President, General Counsel and Corporate Secretary for One Communications Corporation and its successor CTC Communications Corp. from January 2004 to September 2009.  From 2003 to 2009, Mr. Prenetta has also served as special counsel to Columbia Ventures Corporation, an investment firm and a major shareholder of Hibernia Networks and One Communications, a competitive local exchange carrier.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes all compensation recorded by us in each of the last two completed fiscal years for our Named Executive Officers.

Name and Principal Position	Year	Salary (1) ($)	Bonus (1,2) ($)	Option Awards (3) ($)	All Other Compensation (4) ($)	Total ($)
Matthew D. Rosen	2013	$350,000	$562,500	$56,331	$3,311	$972,142
Chief Executive Officer	2012	$350,000	$-	$28,896	$3,004	$381,900

Gordon Hutchins, Jr.,	2013	$250,000	$60,000	$27,418	$541	$337,959
President, Chief Operating Officer and Acting Chief Financial Officer	2012	$250,000	$-	$18,610	$234	$268,844

Jonathan Kaufman	2013	$200,000	$35,000	$12,866	$12,228	$260,094
President, Business Services (5)	2012	$33,333	$50,000	$539	$-	$83,872
 __________________________
(1)
Included in these columns are amounts earned, though not necessarily paid to the Named Executive Officer, during the corresponding fiscal year.  Named Executive Officers includes: (i) our Principal Executive Officer regardless of compensation level, and (ii) our two most highly compensated Executive Officers (other than our Principal Executive Officer), who were serving as such on December 31, 2013 and whose annual compensation exceeded $100,000, and (iii) up to two additional individuals for whom disclosure would have been provided but for the fact that the individual was not serving as an Executive Officer on December 31, 2013. The value attributable to any option awards is computed in accordance with FASB ASC Topic 718.

(2)	The amounts reported in this column for Mr. Rosen include $150,000 of compensation taken by Mr. Rosen in the form of shares of the Company’s common stock and shares of Series B-2 preferred stock.

(3)
This column reflects the dollar amount recognized for financial statement reporting purposes for the fiscal years ended December 31, 2013 and 2012, for option awards pursuant to the Company's 2009 Stock Option Plan. The value attributable to option awards is computed in accordance with FASB ASC Topic 718, and the assumptions made in the valuations of the option awards are included in Note 2 (Summary of Significant Accounting Policies – Stock Based Compensation) of the notes to our consolidated financial statements for the year ended December 31, 2013 included in our Annual Report on Form 10-K.  Pursuant to SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions.

(4)	Represents life insurance premiums paid by us.

(5)	Mr. Kaufman’s employment with us commenced in October 2012 at which time he received a $50,000 bonus in the form of shares of our common stock.

Outstanding Equity Awards at Year End

The following table provides information concerning unexercised options and stock awards that have not vested for each Named Executive Officer as of December 31, 2013.  The table gives effect to the 1:50 reverse split completed by us on May 13, 2014.

	OPTION AWARDS					STOCK AWARDS
Name	Number of securities underlying unexercised options, (#) exercisable	Number of securities underlying unexercised options, (#) unexercisable	Equity incentive plan awards; Number of securities underlying unexercised unearned options (#)	Option exercise prices ($)	Option expiration dates	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested ($)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)	Equity incentive plan awards; Number of unearned shares, units or other rights that have not vested (#)
Matthew D. Rosen	1,243	0	0	$157.48	7/13/2014	0	0	0	0
	1,243	0	0	$218.98	7/13/2014	0	0	0	0
	4,372	0	0	$218.98	7/13/2014	0	0	0	0
	2,143	0	0	$139.99	3/6/2016	0	0	0	0
	2,658	0	0	$122.97	3/6/2016	0	0	0	0
	3,200	0	0	$114.00	6/15/2016	0	0	0	0
	7,000	0	0	$34.50	3/28/2017	0	0	0	0
	7,000	0	0	$15.50	3/25/2018	0	0	0	0
	7,000	0	0	$5.50	3/25/2019	0	0	0	0
	8,750	0	0	$6.00	4/13/2020	0	0	0	0
	5,834	2,916	0	$4.50	10/18/2021	0	0	0	0
	3,400	6,600	0	$5.50	10/16/2022	0	0	0	0
	0	71,236	0	$4.25	7/28/2023	0	0	0	0
Total	53,843	80,752

Gordon Hutchins, Jr.	2,143	0	0	$139.99	3/6/2016	0	0	0	0
	358	0	0	$132.19	3/6/2016	0	0	0	0
	3,500	0	0	$34.50	3/28/2017	0	0	0	0
	4,000	0	0	$15.50	3/25/2018	0	0	0	0
	4,000	0	0	$5.50	3/25/2019	0	0	0	0
	5,000	0	0	$6.00	4/13/2020	0	0	0	0
	4,334	2,166	0	$4.50	10/19/2021	0	0	0	0
	2,210	4,290	0	$5.50	10/16/2022	0	0	0	0
	0	20,342	0	$4.25	7/28/2023	0	0	0	0
Total	25,545	26,798

Jonathan Kaufman	1,700	3,300	0	$6.00	11/29/2022	0	0	0	0
	0	13,694	0	$4.25	7/28/2023	0	0	0	0
Total	1,700	16,994

Employment Agreements, Termination of Employment and Change-In-Control Arrangement

We currently have an employment agreement with Matthew Rosen, our Chief Executive Officer.  Mr. Rosen's employment agreement was initially executed on November 11, 2004 and renewed four times since its execution.  The term of his employment agreement currently expires on September 30, 2015, unless earlier terminated by either party on 90 days’ notice.  His agreement currently provides for (a) an annual salary of not less than $350,000, (b) a minimum annual bonus equal to 50% of his annual salary for each year in which we achieve annual positive EBITDA.   Mr. Rosen voluntarily waived his bonus for 2006 through 2012.

In 2013, under the terms of his employment agreement, Mr. Rosen was awarded a one-time bonus of $175,000 based on the Company’s achievement of positive EBITDA in each of the first two fiscal quarters for the year ended December 31, 2013.  In August 2013, Mr. Rosen agreed to accept $100,000 of this bonus in the form of 22,589 shares of the Company’s common stock and warrants to purchase 11,495 shares of our common stock at a price of $5.45 per share, and on December 31, 2013, Mr. Rosen agreed to accept $50,000 of this bonus in the form of 50 shares of our Series B-2 preferred stock and warrants to purchase 3,200 shares of our common stock at an exercise price of $6.25 per share.   Mr. Rosen also received a cash bonus of $87,500 related to fiscal 2013.  In addition, the Board awarded Mr. Rosen an additional one-time cash bonus of $300,000 in connection with the acquisition, debt and equity transactions that were consummated on December 31, 2013.

In the event that his employment is terminated without cause, including a termination within six months following a change in control of the Company (as defined in his agreement), Mr. Rosen’s employment agreement provides that he will receive unpaid base salary accrued through the effective date of the termination plus any pro-rata bonus and a lump sum payment equal to 200% of his base salary then in effect and 200% of his highest annual bonus for the three years preceding his termination. Had such an event occurred on December 31, 2013, the amount due to Mr. Rosen would have been $875,000.  His employment agreement also provides for a one year non-compete provision.  In the event of a sale of the Company for an amount in excess of $100 million, Mr. Rosen is entitled to receive a bonus equal to 2% of proceeds between $100 million and $199,999,999, 3% of proceeds between $200 million and $299,999,999, 4% of proceeds between $300 million and $399,999,999, and 5% of proceeds over $400 million.

We currently have an employment agreement with Jonathan Kaufman, our President, Business Services. Under his employment agreement, which expires on October 29, 2014, Mr. Kaufman is entitled to a base salary of $200,000 per year and to participate in all benefit programs generally made available to our employees.  The Company is currently in discussions with Mr. Kaufman concerning the terms of a new employment agreement.  Under his agreement, in 2012 he received a one-time signing bonus of $50,000, which was paid in shares of our common stock. The term of the agreement may be extended upon the mutual written agreement of the parties.  Mr. Kaufman is eligible for such incentive compensation payments, including stock options, as may be awarded by the Compensation Committee and/or the Board, based on performance.  In the event that his employment is terminated without cause, or he terminates his agreement for good reason (which is defined to include a change in control), the agreement provides that Mr. Kaufman will receive unpaid base salary accrued through the effective date of the termination plus an amount equal to his then current base salary pro-rated for a period of 90 days from the effective date of termination.  Mr. Kaufman’s employment agreement also contains provisions designed to protect the confidentiality of the Company’s proprietary information and restricting Mr. Kaufman from engaging in certain competitive activities for the greater of 36 months from the date of the agreement or one year following the termination of his employment.  In 2013 Mr. Kaufman received a one-time bonus of $35,000 in connection with his efforts related to the Company’s acquisition of the Broadvox assets on December 31, 2013.

Gordon Hutchins Jr. serves as our President, Chief Operating Officer, and Acting Chief Financial Officer.  Mr. Hutchins does not have a written employment agreement with the Company.  Mr. Hutchins’ annual salary is $250,000, and he is entitled to receive a bonus equal to 25% of his annual salary if we achieve designated corporate performance metrics.  In 2013, Mr. Hutchins received a one-time bonus of $60,000 in connection with his efforts related to the Company’s acquisition of assets from Broadvox on December 31, 2013.

Determination of Executive Compensation

The compensation of our Chief Executive Officer is determined by the Compensation Committee.  The compensation of our other executive officers is determined by the Compensation Committee, in consultation with the Chief Executive Officer.  In determining the levels and forms of compensation to be paid to our executive officers, the Compensation Committee considers our overall performance, departmental or business segment performance, individual executive performance and experience, internal equity with regard to other executive positions, general economic conditions, and typical levels and forms of compensation at similarly-sized companies with business models similar to ours.

In considering levels and forms of compensation at other companies, the Compensation Committee relies not only on its own knowledge, but also on published salary reviews and compensation studies for companies with business models similar to ours, for specific executive positions and for industry in general.

Our goal is to provide each of our executive officers with a total compensation package (base salary, the potential for a performance-based annual cash bonus, and time-based equity incentives) that is competitive.  We endeavor to appropriately balance the levels of fixed compensation and “at risk” compensation, as well as the levels of cash compensation and equity incentives.

In addition to cash-based and equity-based compensation, our executive officers are eligible to participate in the benefit programs that are offered to all of our employees, including medical insurance, dental insurance, life insurance, a 401(k) plan, and a variety of other elective benefit plans.  We do not offer perquisites or other significant benefits to our executive officers that are not otherwise available to all of our employees.

2009 Stock Option Plan

On December 17, 2009, the Stockholders approved and ratified our 2009 Stock Option Plan (the “2009 Plan”), which was previously adopted by the Board in March 2009.  This plan replaced our 1998 Stock Option Plan, the term of which expired.  Our 2009 Plan provides a long-term, equity-based incentive designed to assist our retention of key personnel, align the interests of our Directors, executive officers and employees with those of our stockholders and focus participants on the achievement of long-term business objectives that will increase share value.

Under the 2009 Plan, we had originally reserved 140,000 common shares for issuance upon the exercise of stock options. In November 2012, the Board approved an increase in the number of common shares reserved for issuance under the 2009 Plan to 330,000, which increase was approved by Stockholders at our 2012 Annual Meeting held in February 2013.  Then in January 2014, the Board approved a further increase in the number of common shares reserved for issuance under the 2009 Plan to 1,260,000, which further increase was approved by Stockholders at our 2013 Annual Meeting of Stockholders held in March 2014.  Stock options awarded under the 2009 Plan may either be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (“Incentive Stock Options”), or, alternatively, options that do not qualify as incentive stock options (“Non-Qualified Options”).  To qualify as an Incentive Stock Options under the 2009 Plan, such options must have an exercise price of not less than 100% of the fair market value of our common shares on the date of grant.

The 2009 Plan is administered by the Compensation Committee.  The Compensation Committee determines, from time to-time, those of our executive officers, Directors and employees to whom stock options will be granted, as well as the actual number of options granted to each individual, the vesting schedule of the options and all other terms and conditions of the stock options.

As of December 31, 2013, options to purchase 299,068 shares of common stock were issued and outstanding under the 2009 Plan and 960,932 shares were available for future award thereunder.  In addition, options to purchase 52,348 shares of common stock remain available for exercise under the expired 1998 Stock Option Plan.  These options were granted under terms that were generally the same as the 2009 Plan and expire at various dates during 2018.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Principal Stockholders

Our outstanding Voting Shares consist of (a) common stock, par value $.01 per share, and (b) Series B-2 preferred stock, $0.01 par value per share. Each share of our common stock is entitled to one vote at the Meeting.   Each share of Series B-2 preferred stock that may be converted into common stock as of the Record Date is entitled to 200 votes per share.

As of the Record Date, there were an aggregate of 6,414,895 shares of our common stock issued and outstanding and 21,823 shares of Series B-2 preferred stock issued and outstanding.  Holders of Series B-2 preferred stock are entitled to vote along with holders of common stock on each matter submitted to a vote of stockholders based upon the number of shares of common stock into which the Series B-2 preferred stock may be converted on the record date.  The provisions of the Series B-2 preferred stock limit conversion such that the holder’s beneficial ownership is limited to 4.99% of the number of outstanding shares of our common stock immediately after conversion.  As a result, the number Voting Shares evidenced by the Company’s outstanding common stock is 6,414,895 and the number of Voting Shares evidenced by the Series B-2 Preferred Stock is 3,667,600, such that the total number of Voting Shares eligible to vote at the Meeting is 10,482,495.

The following table presents information regarding the beneficial ownership of each class of our Voting Shares as of the record date by:

●	each person who beneficially owns more than 5% of our voting securities;
●	each of our Directors and Named Executive Officers individually; and
●	All executive officers and Directors as a group.

Unless otherwise indicated, the address of each Beneficial Owner in the following table is c/o Fusion Telecommunications International, Inc., 420 Lexington Avenue, Suite 1718, New York, NY 10170. We believe that all persons, unless otherwise noted, named in the following table have sole voting and investment power with respect to all shares shown as being owned by them. Under US securities laws, a person is considered to be the Beneficial Owner of securities owned by him/her (or certain persons whose ownership is attributed to him/her) and that can be acquired by him/her within 60 days from that date, including upon the exercise of options, warrants or convertible securities.

We determine a Beneficial Owner’s percentage ownership by assuming that options, warrants or convertible securities that are held by such owner, but not those held by any other person, and which are exercisable within 60 days of the record date, have been exercised or converted.

Name and Address of Beneficial Owner		Number of Voting Shares Beneficially Owned	Percentage of Voting Shares
Larry Blum	(1)	38,712	* %
E. Alan Brumberger	(2)	82,703	* %
Michael J. Del Giudice	(3)	52,462	* %
Jack Rosen	(4)	123,432	1.2%
Gordon Hutchins, Jr.	(5)	45,146	* %
Paul C. O’Brien	(6)	18,193	* %
Marvin S. Rosen	(7)	1,516,180	14.5%
Matthew D. Rosen	(8)	200,409	2.0%
William Rubin	(9)	174,834	1.7%
Jan Sarro	(10)	22,587	* %
Philip D. Turits	(11)	123,241	1.2%
Jonathan Kaufman	(12)	215,447	2.1%
James Prenetta, Jr.		-	*
All Directors and Executive Officers as a Group (13 persons)		2,613,346	24.2%
________
* Less than 1% of outstanding shares
________________________
(1) Includes (i) 22,917 shares of common stock held by trusts for which his wife serves as trustee, and (ii) 7,304 shares of Common Stock issuable upon the exercise of common stock purchase warrants held by trusts for which his wife serves as trustee, (iii) 525 shares of common stock issuable upon the exercise of options; and (iv) 32.5 shares of Series B-2 Preferred Stock convertible into 6,500 shares of common stock and representing 6,500 Voting Shares held by trusts for which his wife serves as trustee.

(2) Includes (i) 172 shares of common stock held by trusts for which his wife serves as trustee, (ii) 361 shares of common stock issuable upon the conversion of preferred stock, (iii) 2,050 shares of common stock issuable upon the exercise of options, (iv) 15,657 shares of common stock issuable upon the exercise of common stock purchase warrants; and (v) 100 shares of Series B-2 preferred stock convertible into 20,000 shares of common stock and representing 20,000 Voting Shares.

(3) Includes (i) 2,050 shares of common stock issuable upon the exercise of options, (ii) 10,788 shares of common stock issuable upon the exercise of common stock purchase warrants, of which 4,861 are held in the name of Catskill Investor Group, LLC, (iii) 2,396 shares of common stock issuable upon the conversion of preferred stock held in the name of Catskill Investor Group, LLC, (iv) 9,158 shares of common stock held in the name of Catskill Investor Group, LLC; and (v) 5 shares of Series B-2 preferred stock convertible into 1,000 shares of common stock and representing 1,000 Voting Shares.

(4) Includes (i) 31,853 shares of common stock issuable upon the exercise of common stock purchase warrants, 22,253 of which are held by Rosen Partners, LLC and 9,600 of which are held by Rosen-Kalyuan, LLC, of which Jack Rosen is the managing member, (ii) 525 shares of common stock issuable upon the exercise of options, (iii) 3,601 shares of common stock issuable upon the conversion of preferred stock held by Rosen Partners, LLC, (iv) 45,788 shares of common stock held in the name of Rosen Partners, LLC, and; (v) 150 shares of Series B-2 preferred stock convertible into 30,000 shares of common stock and representing 30,000 Voting Shares held in the name of Rosen-Kalyuan, LLC.

(5) Includes (i) 37,018 shares of common stock issuable upon the exercise of options, (ii) 603 shares of common stock issuable upon the conversion of preferred stock and (iii) 1,969 shares of common stock issuable upon the exercise of common stock purchase warrants.

(6) Includes (i) 2,050 shares of common stock issuable upon the exercise of options, (ii) 1,198 shares of common stock issuable upon the conversion of preferred stock, (iii) 3,227 shares of common stock issuable upon the exercise of common stock purchase warrants; and (iv) 50 shares of Series B-2 preferred stock convertible into 10,000 shares of common stock and representing 10,000 Voting Shares.

(7) Includes (i) 390,863 shares of common stock issuable upon the exercise of common stock purchase warrants, (ii) 2,050 shares of common stock issuable upon the exercise of options, (iii) 1,202 shares of common stock issuable upon the conversion of preferred stock, (iv) 1,922 shares of Series B-2 preferred stock convertible into 384,400 shares of common stock and representing 384,400 Voting Shares; and (v) 1,610 shares of common stock held by a Delaware Trust Custodian IRA of Mr. Rosen.

(8) Includes (i) 77,522 shares of common stock issuable upon the exercise of options, (ii) 720 shares of common stock issuable upon the conversion of preferred stock, (iii) 25,651 shares of common stock issuable upon the exercise of common stock purchase warrants; and (iv) 76 shares of Series B-2 preferred stock convertible into 15,200 shares of common stock and representing 15,200 Voting Shares.

(9) Includes (i) 525 shares of common stock issuable upon the exercise of options, (ii) 200 shares of Series B-2 preferred stock convertible into 40,000 shares of common stock and representing 40,000 Voting Shares; and (iii) 44,134 shares of common stock issuable upon the exercise of common stock purchase warrants.

(10) Includes (i) 22,225 shares of common stock issuable upon the exercise of options, (ii) 241 shares of common stock issuable upon conversion of preferred stock held by her husband, and (iii) 121 shares of common stock issuable upon the exercise of common stock purchase warrants held by her Husband.

(11) Includes (i) 302 shares of common stock held by his wife, (ii) 16,483 shares of common stock issuable upon the exercise of common stock purchase warrants, (iii) 2,050 shares of common stock issuable upon the exercise of options, (iv) 5 shares of Series B-2 preferred stock convertible into 1,000 shares of common stock and representing 1,000 Voting Shares; and (v) 1,023 shares of common stock issuable upon the conversion of preferred stock.

(12) Includes (i) 170,000 shares of common stock held in a trust for which his wife is the beneficiary; and (ii) 6,356 shares of common stock issuable upon the exercise of options.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16 (a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) requires that every person who is directly or indirectly the beneficial owner of more than 10% of any class of any equity security (other than an exempted security) which is registered pursuant to Section 12, or who is a director or an officer of the issuer of such security, file the ownership reports required by Section 16 of the Exchange Act.

Based solely upon the Company’s review of Forms 3 and 4 and amendments thereto furnished to us during or with respect to our most recent fiscal year, and Forms 5 and amendments thereto furnished to us with respect to our most recent fiscal year and any written representation from a reporting person (as defined in Item 405 of Regulation S-K) that no Form 5 is required, during the Company’s most recent fiscal year no reporting person failed to timely file reports required by Section 16(a) of the Exchange Act during the most recent fiscal year or prior fiscal years, except for: Jonathan Kaufman, who filed one late report on Form 3; Alan Brumberger, who filed two late reports on Form 4: Michael Del Giudice, who filed one late report on Form 4; Larry Blum, who filed one late report on Form 3 and two late reports on Form 4; William Rubin, who filed one late report on Form 3 and two late reports on Form 4; Gordon Hutchins, Jr., who filed one late report on Form 4; Jack Rosen, who filed one late report on Form 4; and Philip Turits, who filed one late report on Form 4. In addition to the foregoing, it appears that the Company’s Section 16 executive officers and its Directors have failed to file Form 4s reporting the grants of stock options.

Certain Relationships, Related Transactions and Director Independence

2014

On March 6, 2014, the Company engaged Marcum LLP (“Marcum”) to prepare the Company’s tax returns for the year ended December 31, 2013.  The cost of the services is estimated to be $40,000.  Larry Blum, a Director, is a Senior Advisor and a former partner of Marcum.

2013

Between January 2013 and December 2013, Marvin Rosen, a Director, converted $895,000 of his outstanding promissory note into 208,876 shares of our common stock and five-year warrants to purchase 104,438 shares of common stock.  The warrants are exercisable at approximately 125% of the volume-weighted average price of our common stock for the 10 trading days prior to the applicable conversion date.  Also during this period, we received a short-term unsecured advance of $100,000 from Mr. Rosen, which amount was repaid in full on January 31, 2014.

On December 31, 2013, Marvin Rosen converted an additional $2,000,000 of his outstanding promissory note into 2,000 shares of Series B-2 preferred stock and warrants to purchase 128,000 shares of our common stock with an exercise price of $6.25 per share.

During 2013, Matthew Rosen, our Chief Executive Officer and a Director, converted $120,000 owed to him by the Company (for a partial bonus payable to him under the terms of his employment contract) into shares of our Series B-2 preferred stock, shares of our common stock and warrants to purchase shares of our common stock.  See “Executive Compensation,” included elsewhere in this Proxy Statement.

On December 31, 2013, Philip Turits, a Director and our Treasurer and Secretary, converted $2,000 owed to him by us  into two shares of our Series B-2 preferred stock and a warrant to purchase 128 shares of our common stock with an exercise price of $6.25 per share.

At various times during the first eleven months of 2013, Matthew Rosen converted $102,500 due to him into 23,560 shares of our common stock and warrants to purchase 11,780 shares of our common stock and Philip Turits converted $5,733 due to him into 1,525shares of our common stock and warrants to purchase 763 shares of our common stock. The warrants are exercisable at 125% of the volume weighted-average price of our common stock for the 10 trading days prior to the date of conversion.

Equity Compensation Plans

The following table sets forth securities authorized for issuance under our equity compensation plans as of December 31, 2013.

Plan Category	Number Of Securities To Be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted Average Exercise Price Of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance
1998 Stock Option Plan, equity compensation plans approved by security holders	52,348	$82.50	-

2009 Stock Option Plan, equity compensation plans approved by security holders	299,068	$4.50	30,932
Total	351,416	$16.50	30,932

Director Independence

We apply the standards of Rule 5605(a)(2) of the NASDAQ Stock Market for determining the independence of the members of our Board and Committees. Based upon our application of those standards, the Board has determined that the following members of the Board are independent:

Larry Blum
E. Alan Brumberger
Jack Rosen
William Rubin
Paul C. O'Brien
Michael J. Del Giudice

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

PROPOSAL 1

ELECTION OF DIRECTORS

Nominees for Election as Directors

At the Meeting, Stockholders will be asked to elect nine nominees to the Board. These nominees were recommended by the Compensation Committee and approved by the Board for inclusion on the accompanying Proxy, in accordance with the Compensation Committee’s charter” (see Nomination of Directors included in this Proxy Statement). All of the Director nominees are incumbent Directors.

Our By-laws provide that a Director's term extends from the date of his or her election or appointment to the Board until we hold our next Annual Meeting of Stockholders or their successors are duly elected and qualified.

Directors are elected by a plurality of votes cast by Stockholders present at the Meeting, in person or represented by proxy.  Therefore, the nine nominees who receive the greatest number of votes cast will be elected. Instructions to withhold authority and “broker non-votes” will not be taken into account in determining the outcome of the election of Directors.

Director Background and Qualifications

We believe that those individuals who are nominated to serve as Directors should possess the necessary intelligence, business skills, and life experience to make a significant contribution to the Company; should have adequate time to devote to their activities as Board members; should demonstrate the highest level of ethical behavior; should have no conflicts of interest that might influence the performance of their duties as Board members; should have the ability to work effectively and harmoniously with other Board members and with management; and be fully committed to building long-term value for our Stockholders.

We seek a Board that is comprised of professionals with diverse backgrounds and who possess business skills directly relevant to the day-to-day activities of the Company. In the information provided below, we identify for each nominee the unique background, business experience, and skills that we believe will allow him to provide effective guidance to management and have a positive impact on the performance of the Company. In particular, we identify the industry, operational, financial, legal and leadership experience that led us to conclude that each of these nominees should be reelected to serve on our Board.

In addition to specific qualifications, the information set forth below includes each nominee’s age, principal occupation, business experience during at least the last five years, and other directorships currently held in public companies.

Marvin S. Rosen, Age 74, Chairman of the Board

Marvin Rosen co-founded the Company in 1997. He has served as the Chairman of the Board since November 2004, Vice Chairman of the Board from December 1998 to November 2004 and has been a member of the Board since March 1998. He served as our Chief Executive Officer from April 2000 to March 2006. In January 2014, he rejoined the international law firm of Greenberg Traurig as a shareholder specializing in corporate securities matters. He previously was a shareholder of that firm and also acted as Of Counsel for a number of years.  Mr. Rosen was Finance Chairman for the Democratic National Committee from September 1995 to January 1997. Currently, he serves on the Board of Directors of the Robert F. Kennedy Center for Justice and Human Rights and the Howard Gilman Foundation.   Mr. Rosen served on the Board of Directors of Terremark Worldwide, Inc. from 2000 until its sale to Verizon in 2011. Mr. Rosen is also a Principal with Emerald Point Capital Partners, L.L.C., a firm that raises capital primarily for hedge funds and private equity funds. Mr. Rosen’s son, Matthew Rosen, is our Chief Executive Officer, and serves on the Board.

Director Qualification: Mr. Rosen’s background as the co-founder and former CEO of the Company, a Principal with a financial services firm, a securities attorney and a director of a public company provides him with the industry, financial, legal, and leadership experience necessary to advise the Board on strategic and tactical matters.

Philip D. Turits, Age 81, Secretary, Treasurer and Director

Mr. Turits co-founded the Company in 1997 and has served as a Director since September 1997, our Secretary since October 1997, our Treasurer since March 1998 and served as Vice Chairman of the Board from March 1998 to December 1998. From September 1991 to February 1996, Mr. Turits served as Treasurer and Chief Operating Officer for Larry Stuart, Ltd., a consumer products company, and prior to 1991 he served as President and Chief Executive Officer of Continental Chemical Company.

Director Qualification: Mr. Turits’ background as the co-founder and Secretary/Treasurer of the Company and as an experienced corporate executive provides him with the operational, financial and leadership experience necessary to provide valuable guidance to management, particularly in the financial aspects of our business.

Matthew D. Rosen, Age 42, Chief Executive Officer and Director

Mr. Rosen has served as a Director since May 2005 and has been our Chief Executive Officer since March 2006. He served as our President from March 2006 until March 2008, as Chief Operating Officer from August 2003 to March 2006, as Executive Vice President and Chief Operating Officer from February 2002 to August 2003, as Executive Vice President and President of Global Operations from November 2000 to January 2002 and as President of US Operations from March 2000 to November 2000. Mr. Rosen is the son of the Company’s Chairman, Marvin Rosen.

Director Qualification: Mr. Rosen’s background as our Chief Executive Officer and as our former Chief Operating Officer, a senior executive in the telecommunications industry, an experienced operations executive and an investment banker provides him with the industry, operational, financial and leadership experience necessary to advise the Board on all aspects of the Company’s business.

E. Alan Brumberger, Age 74, Director

Mr. Brumberger has served as a Director since March 1998. Currently, Mr. Brumberger is the Chief Executive Officer of Emerald Point Capital Partners, L.L.C.  From 1997 to 2004, he was a partner in Andersen & Co. and its predecessor firms. From 1995 to1997, he was a Managing Director of the Taylor Companies and from 1994 to 1995 was a Managing Director of Brenner Securities, Inc. From 1983 to 1990, Mr. Brumberger was a Managing Director of Drexel Burnham Lambert and a member of the Underwriting and Commitment Committees of that firm. Prior to that, he was a Managing Director of Shearson American Express and a partner at Loeb, Rhoades & Co., a predecessor of Shearson American Express. Mr. Brumberger served for three years as President and Chief Executive Officer of Shearson American Express International Limited, the firm’s international investment banking business in London.

Director Qualifications: Mr. Brumberger’ s background as the current Chief Executive Officer of a financial services firm, an experienced leader in the finance and securities industry and an investment banker provides him with the financial and leadership experience necessary to provide guidance to the Board on various matters, particularly those of a financial nature.

Jack Rosen, Age 68, Director

Jack Rosen has served as a Director since July 2012. Mr. Rosen is the founder and Chief Executive of Rosen Partners LLC, a residential and commercial real estate development firm.  He is also the current Chairman of the American Council for World Jewry, Inc. and the current President of the American Jewish Congress. In addition, Mr. Rosen oversees a wide array of healthcare, cosmetic and telecommunications business ventures throughout the U.S., Europe and Asia. Mr. Rosen currently serves on the Advisory Board of Altimo, an investment company in Russia, the CIS and Turkey operating in the field of mobile and fixed-line communications, and on the Board of Directors of NextWave Wireless Inc.  Mr. Rosen is currently a member of the Council on Foreign Relations, an independent, nonpartisan membership organization, think tank, and publisher.

Director Qualifications: Mr. Rosen’s background as a leader in many international organizations and as a corporate director in the telecommunications industry provides him with the leadership experience necessary to provide valuable direction and guidance to executive management and the Board.

Paul C. O’Brien, Age 75, Director

Mr. O’Brien has served as a Director since August 1998. Since January 1995, he served as the President of the O’Brien Group, Inc., a consulting and investment firm. From February 1988 to December 1994, he was President and Chairman of New England Telephone (a subsidiary of NYNEX), a telecommunications company. Mr. O'Brien also serves on the Board of Directors of Sonexis and Extream TV. He is also on the Advisory Board of Sovereign Bank.

Director Qualifications: Mr. O’Brien’s background as President of a consulting and investment firm, Chairman of a major telecommunications company and as a corporate director provides him with the industry, operational, financial, and leadership experience necessary to effectively guide the Board on all aspects of the Company’s business.

Michael J. Del Giudice, Age 71, Director

Mr. Del Giudice has served as a Director since November 2004. He is a Senior Managing Director of Millennium Credit Markets LLC and Senior Managing Director of MCM Securities LLC, both of which he co-founded in 1996. Mr. Del Giudice also serves as Chairman of Rockland Capital Energy Investments LLC, founded in April 2003. Mr. Del Giudice has been a Member of the Board of Directors of Consolidated Edison Company of New York, Inc. since 1999, and is currently a member of its Audit Committee and Chairman of its Corporate Governance and Nominating Committee. Mr. Del Giudice has served as a director of Reis, Inc. since 2007 and was a director of Barnes and Noble, Inc. from 1999 to September 2010. He is also Vice Chairman of the New York Racing Association and serves as Chairman of the Governor’s Committee on Scholastic Achievement. Mr. Del Giudice was a General Partner and Managing Director at Lazard Freres & Co. LLC from 1985 to 1995. From 1983 to 1985, Mr. Del Giudice was Chief of Staff to New York Governor Mario M. Cuomo. He served from 1979 to 1981 as Deputy Chief of Staff to Governor Hugh L. Carey and from 1975 to 1979 as Chief of Staff to the then Speaker of the New York Assembly.

Director Qualifications: Mr. Del Giudice’ s background as a Senior Managing Director of securities and investment firms, an investment banker, Chief of Staff to a Governor and an active corporate director provides Mr. Del Giudice with the financial and leadership experience necessary to be a valuable advisor to executive management and the Board.

Larry Blum, Age 71, Director

Mr. Blum has served as a Director since February 2012. He has been a Senior Advisor for Marcum LLP (formerly known as Marcum Rachlin), independent registered public accountants, since 2011.  For more than 18 years, Mr. Blum served as the Managing Partner of Rachlin LLP, directing the firm’s growth to its position as Florida’s largest independent accounting and business advisory firm up until its merger with Marcum LLP in 2009.  Mr. Blum has also served as a litigation advisor and is a member of the Florida Bar.

Director Qualifications: Mr. Blum’s background as a managing partner of a public accounting firm and his expertise in the areas of strategic planning, mergers and acquisitions and domestic and international taxation provides him with the financial and leadership experience to be a valuable advisor to executive management and the Board.

William Rubin, Age 61, Director

Mr. Rubin has served as a Director since February 2012. Since 1992, he has been President of the Rubin Group, a consulting firm representing clients before governmental entities. Previously, he was Assistant Insurance Commissioner and Treasurer of the State of Florida, where he was directly responsible for all activities related to the Florida State Board of Administration, the agency that manages the investments for Florida’s pension funds. Mr. Rubin also serves as an advisor to many large companies, primarily health care companies doing business in Florida.

Director Qualifications: Mr. Rubin’s background as a senior governmental official and a lobbyist provides him with the financial and leadership experience necessary to be a valuable advisor to executive management and the Board.

Board Recommendation and Vote Required for Approval

THE BOARD OF DIRECTORS BELIEVES THAT A VOTE "FOR" EACH OF THE NINE DIRECTOR NOMINEES IS IN THE BEST INTEREST OF OUR STOCKHOLDERS AND THE COMPANY. THE BOARD UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH DIRECTOR NOMINEE. DIRECTORS ARE ELECTED BY A PLURALITY OF VOTES CAST AT THE ANNUAL MEETING IN PERSON OR REPRESENTED BY PROXY. ONLY VOTES CAST "FOR" OR "WITHHELD" WILL BE COUNTED. ABSTENTIONS AND “BROKER NON-VOTES” WILL HAVE NO EFFECT ON THE OUTCOME OF PROPOSAL 1.

PROPOSAL 2

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

Subject to ratification by our Stockholders, our Audit Committee, in accordance with its charter (see "Board Committees; Audit Committee”, included elsewhere in this Proxy Statement) has engaged EisnerAmper as the Company's independent registered public accountants to audit our consolidated financial statements for the fiscal year ending December 31, 2014. Representatives of EisnerAmper are expected to attend the Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

The aggregate fees billed to us by Rothstein Kass (“RK”), our independent registered public accountants for the years ended December 31, 2013 and 2012 are as follows:

Audit and Audit-Related Fees

The fees billed for professional services rendered by RK for the years ended December 31, 2013 and 2012 were approximately $233,000 and $175,000, respectively.  These professional services included fees associated with the audit of the Company’s annual financial statements and reviews of the Company’s quarterly financial statements.

Tax Related Fees

The fees billed for tax-related services rendered by RK during the years ended December 31, 2013 and 2012 were approximately $28,000 and $19,000, respectively.

All Other Fees

Fees for other services that were not included in the categories above during the years ended December 31, 2013 and 2012 were approximately $22,000 and $61,000, respectively.  These fees were primarily for audit and due diligence services related to business acquisition transactions undertaken by us.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Accountants

Consistent with SEC policies regarding auditor independence, the Audit Committee has the responsibility for appointing, setting compensation, and overseeing the work of our independent accountants.  In recognition of this responsibility, the Audit Committee has established a policy to pre-approve all audit and permissible non-audit services provided by the independent accountant.

Prior to engagement of the independent accounting firm for the audit of the Company’s 2014 consolidated financial statements, management submitted to the Audit Committee for approval an aggregate of services expected to be rendered during that year for each of the three categories of services.

Audit and audit-related services include audit work performed in the preparation of annual financial statements, reviews of the Company’s interim financial statements and work that generally only the independent accountants can reasonably be expected to provide, including comfort letters, statutory audits, employee benefit plan audits and attest services and consultation regarding financial accounting and/or reporting standards. Other fees are those fees associated with services not captured in the other categories, including due diligence and other audit services related to mergers and acquisitions.

Prior to engagement, the Audit Committee pre-approves these services by category of service. During the year, circumstances may arise when it may become necessary to engage the independent accounting firm for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent accountant.

The Audit Committee may delegate pre-approval authority to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

 Board Recommendation and Vote Required for Approval

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 2. THE APPROVAL OF PROPOSAL 2 REQUIRES THE AFFIRMATIVE VOTE BY HOLDERS OF A MAJORITY OF OUR SHARES PRESENT AT THE MEETING, IN PERSON OR BY PROXY, AND ENTITLED TO VOTE ON THE PROPOSAL. ABSTENTIONS AND “BROKER NON-VOTES” WILL HAVE THE EFFECT OF A VOTE “AGAINST” PROPOSAL 2.

PROPOSAL 3

AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

Our Board has voted to authorize, and recommends that our Stockholders approve, the proposed Amendment to our certificate of incorporation to increase the total number of shares of common stock which we shall have authority to issue to 50,000,000.

The Increase in Authorized Shares

The Company is currently authorized to issue (a) 18,000,000 shares of common stock, $.01 par value per share, of which 6,414,895 shares are issued and outstanding as of the Record Date and 10,121,138 shares are reserved for future issuance, and (b) 10,000,000 shares of preferred stock, $.01 par value, of which 5,045 shares of non-voting Series A-1, A-2, A-4 and 21,823 shares of voting Series B-2 preferred stock are issued and outstanding as of the Record Date.

The following table reflects the number of authorized, outstanding, reserved, and unreserved shares of common stock before the proposed increase contemplated herein. :

TOTAL AUTHORIZED SHARES OF COMMON STOCK	18,000,000
LESS: Outstanding Shares of common stock	6,414,895
Shares of common stock reserved for future issuance, as follows:
Series B-2 preferred stock	4,364,600
Common stock purchase warrants	4,293,916
1998 Stock Option Plan	43,650
2009 Stock Option Plan	1,260,000
Series A-1, A-2 and A-4 preferred stock, including accumulated preferred stock dividends	158,972

TOTAL OUTSTANDING SHARES AND SHARES RESERVED	16,536,033
UNRESERVED SHARES AVAILABLE FOR ISSUANCE:	1,463,967

Our Board and executive management believe that it is prudent and advisable for us to increase the number of authorized shares of common stock now to provide us with greater flexibility to use our common stock for a variety of business reasons including, without limitation, to raise capital, if and when needed, to fund our operations and the growth of our business; to repay debt; and in payment of consideration in connection with acquisitions or under commercial and strategic agreements that may be entered into the future.

If this proposal is approved, the additional shares of our common stock authorized may be issued from time to time upon authorization of our Board, without further approval by the Stockholders, unless otherwise required by applicable law or stock exchange requirements, and for such consideration as our Board may determine and as may be permitted by applicable law. The additional shares of common stock would have rights identical to the rights of our current common stock stockholders. The authorization of additional shares of our common stock pursuant to this proposal will have no dilutive effect upon the proportionate ownership and voting power of our current Stockholders. However, the actual issuance of additional common stock in the future would dilute each existing stockholder’s proportionate ownership and voting power.

We do not currently have any specific arrangements or understandings, either written or oral, to issue any of the additional authorized shares of common stock, except for issuances of common stock in connection with those matters discussed above for which reserves have been established or shares have been designated for issuance.

In addition, the availability of additional shares of common stock for issuance could, under certain circumstances, discourage or make more difficult any efforts to obtain control of the Company. The Board is not aware of any attempt, or contemplated attempt, to acquire control of the Company, nor is this proposal being presented with the intent that it be used to prevent or discourage any acquisition attempt. However, nothing would prevent the Board from taking any such actions that it deems consistent with its fiduciary duties.

Amendment to Certificate of Incorporation

For the foregoing reasons, Stockholders are being asked to consider and adopt the following:

RESOLVED, that the proposed Amendment to the Corporation's Certificate of Incorporation to increase the number of shares of Common Stock that the Corporation is authorized to issue from 18,000,000 to 50,000,000 is hereby authorized and approved.

A copy of the full text of the form of amendment is attached as an exhibit to this Proxy Statement. It is expected that the amendment to the certificate of incorporation will become effective promptly following approval by Stockholders and filing with the Office of Secretary of the State of Delaware.

Board Recommendation and Vote Required for Approval

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE "FOR" PROPOSAL 3. APPROVAL OF PROPOSAL 3 REQUIRES THE AFFIRMATIVE VOTE BY (A) HOLDERS OF A MAJORITY OF OUR OUTSTANDING COMMON STOCK AND SERIES B-2 PREFERRED STOCK ENTITLED TO VOTE ON PROPOSAL 3 AND (B) HOLDERS OF A MAJORITY OF OUR OUTSTANDING COMMON STOCK ENTITLED TO VOTE ON PROPOSAL 3, VOTING AS A SEPARATE GROUP. ABSTENTIONS AND BROKER NON-VOTES WILL HAVE THE EFFECT OF A VOTE "AGAINST" PROPOSAL 3.

OTHER MATTERS

As of the date hereof, there are no other matters that we intend to present, or have reason to believe others will present, at the Meeting.  If, however, other matters properly come before the Meeting, the accompanying proxy authorizes the person named as proxy or his/her substitute to vote on such matters as he/she determines appropriate.

DISSENTERS' RIGHTS

Under Delaware law there are no dissenters' rights available to Stockholders in connection with any matter to be voted upon at the Meeting.

ANNUAL AND QUARTERLY REPORTS

Copies of our Annual Report on Form 10-K, including audited financial statements for the year ended December 31, 2013, our Form 10-K/A, including the information required by Part III of Form 10-K, and our Quarterly Report on Form 10-Q for the quarterly period ending June 30, 2014 accompany this Proxy Statement.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement to multiple stockholders sharing an address unless contrary instructions have been received from those stockholders. Once you have received notice from your broker or us that they are or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, or if you currently receive multiple proxy statements and would prefer to participate in householding, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by sending a written request to Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170 or by calling our Corporate Secretary’s office 212-201-2407.

WHERE YOU CAN FIND MORE INFORMATION

This Proxy Statement refers to certain documents that are not presented herein or delivered herewith.  Such documents are available to any person, including any beneficial owner of our shares, to whom this proxy statement is delivered upon oral or written request, without charge.  Requests for such documents should be directed to Corporate Secretary, Fusion Telecommunications International, Inc., Attention: Corporate Secretary, 420 Lexington Avenue, Suite 1718, New York, New York 10170.

We file annual and special reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities:

Public Reference Room Office
100 F Street, N.E.
Room 1580
Washington, D.C. 20549

You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-202-551-8090 for further information on the operations of the public reference facilities.  Copies of the reports we file with the SEC are also available on our website at www.fusionconnect.com. The information on our website is neither incorporated by reference nor otherwise made a part of this Proxy Statement.

Exhibit A

CERTIFICATE OF AMENDMENT
TO
CERTIFICATE OF INCORPORATION
OF
FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

It is hereby certified that:

1.     The name of the corporation (hereinafter called the “Corporation”) is FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

2.     The Certificate of Incorporation of the Corporation, recorded by the Secretary of State of the State of Delaware on September 17, 1997, as thereafter amended, is hereby amended by striking out the first paragraph of Article " FOURTH " thereof and by substituting in lieu of said first paragraph, the following new first paragraph of Article "FOURTH":

“FOURTH: The total number of shares of Capital Stock which the Corporation shall have authority to issue is 60,000,000 shares, of which 50,000,000 shares shall be Common Stock, par value $0.01 per share, and 10,000,000 shares shall be Preferred Stock, par value $0.01 per share.

3.     This Amendment to the Certificate of Incorporation of the Corporation herein certified has been duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

4.     The effective time of this Amendment to the Certificate of Incorporation shall be the date of filing.

IN WITNESS WHEREOF, the undersigned has executed this Amendment to the Certificate of Incorporation of Fusion Telecommunications International, Inc., as of __, 2014.

FUSION TELECOMMUNICATIONS INTERNATIONAL, INC.

By:

Printed Name: Philip Turits, Secretary

A-1